UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

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InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 6, 2018, the Board of Directors (the "Board") of InfuSystem Holdings, Inc. (the "Company") approved an amendment to Section 1.3 of the Company's Amended and Restated Bylaws (the "Bylaws") to increase the specified percentage of the Company's outstanding common stock that stockholders must hold in order to call a special stockholder meeting from 10% to 25%. The Board determined this increase to be in the best interests of the Company and its stockholders for a number of reasons, including to eliminate the costs of, and distractions to, the Company and its management relating to any special stockholder meeting called by one or a few stockholders acting in their self-interest or otherwise seeking to harass the Company and its management. The Board believes that increasing the threshold percentage to 25% strikes an appropriate balance of addressing these concerns, while preserving the ability of stockholders holding a meaningful percentage of the Company's common stock to call a special stockholder meeting. This amendment was effective upon approval by the Board.

The foregoing amendment to the Bylaws was approved in the form of an amendment and restatement of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits

(d)          Exhibits

3.1       Amended and Restated Bylaws of InfuSystem Holdings, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and
Chief Executive Officer

Dated: July 9, 2018